SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT


           PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported): July 18, 2002


                     HEMACARE CORPORATION
                 ____________________________
                 (Exact name of registrant as
                   specified in its chapter)

                          California
                 ____________________________
                 (State or other jurisdiction
                       of incorporation)



          0-15223                          95-3280412
   ______________________       _________________________________
   Commission File Number       (IRS Employer Identification No.)


21101 Oxnard Street, Woodland Hills, California          91367
________________________________________________      __________
       (Address of principal executive                (Zip Code)


Registrant's telephone number, including area code: (818) 226-1968
                                                    ______________

Item 4.  Change in Registrant's Certifying Accountant.
-------  ---------------------------------------------

On July 18, 2002, HemaCare Corporation (the "Company") in accordance with actions authorized by the Board of Directors, and upon recommendation of its audit committee, has appointed Ernst & Young LLP as the Company's independent public accountants, replacing Arthur Andersen LLP. The Company dismissed Arthur Andersen LLP on the same date. Ernst & Young has notified the Company that is has accepted the engagement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years of the Company, ended December 31, 2001 and 2000 respectively, and the subsequent interim period to the date hereof, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304 (a)
(1) (v) of Regulation S-K occurred within the two most recent fiscal years of the Company and the subsequent interim period to the date hereof.

During the two most recent fiscal years of the Company and the subsequent interim period to the date thereof, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in the Item 304 (a) (2)
(i) and (ii) of Regulation S-K.

Pursuant to Item 304T issued by Release No. 33-8070, the
Issuer has not obtained and is not able to obtain a letter from Arthur Andersen relating to the above change in auditors.


Item 7.  Financial Statements and Exhibits.
-------  -----------------------------------

Exhibit Number          Description of Document
---------------         ------------------------

None

                          Signature

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2002                HEMACARE CORPORATION
      -------------



                             By:  /s/  David E. Fractor
                                ----------------------------
                                David E. Fractor
                                Chief Financial Officer



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